Exhibit 10.80

Change Order Form # 10

Change order under Agreement dated:  The Development and Clinical Supplies Agreement dated June 19, 2009, as amended by the Amendment dated as of December 31, 2009, the Second Amendment dated as of September 16, 2010, the Third Amendment dated as of September 29, 2010 and the Fourth Amendment dated March 2, 2011 (the “Agreement”).  Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name:  For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by:  Radius

Name:  Gary Hattersley

Company:  3M is providing this proposal for a formal stability bracketing study

Date:  28 September 2011

Description of change:  Change Order to conduct a formal stability study bracketing study on approximately [*]% peptide by weight coated on [*] mcg/array and [*] mcg/array in Phase II packaging with/without desiccant.

Radius is requesting 3M manufacture [*]mcg and [*]mcg/array strengths and place on formal stability.  The [*] and [*]mcg/array strength will be packaged with desiccant; in a 3rd arm of the study, [*]mcg/array samples will be packaged without desiccant.  Attached is proposed stability study.

Drug Product Testing

Condition	Tests	Time points
NA	Content, Purity, Total Moisture, Depth of Coating, in vivo release	Initial

25C	Content, Purity, Aggregation	1,2,3,6 months
25C	Total Moisture	3, 6 months
5C	Content, Purity, Aggregation	1, 3, 6, 9, 12 months
5C	Total Moisture	3, 6, 12 months

Ready-to-Coat Testing

Condition	Tests	Time points
NA	Content, Purity, Viscosity	Initial
25C	Content, Purity	12 hours, 24 hours, 2 days, 3 days
25C	Viscosity	12 hours, 2 days
5C	Content, Purity, Viscosity	1 month, 2 months, 3 months

* Confidential Treatment Requested by the Registrant.  Redacted Portion Filed Separately with the Commission.

3M estimates this work will be conducted over a 2-3 week period and require approximately 270 hours.  The stability costs for the RTC will be $[*]per pull point.  The stability costs for the arrays will be $[*]per pull point.  7.1 grams of BA-058 will be needed.

Except to the extent expressly amended by this Change Order, the terms and conditions of the Agreement remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Change Order.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Mary Mathisen
Signature:	/s/ Nick Harvey	Signature:	/s/ Mary Mathisen
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 29/9/11		Date (dd/mm/yy): 3 October 2011

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.